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                                                                    EXHIBIT 21-1

CKE RESTAURANTS, INC.
LIST OF SUBSIDIARIES

Set forth below is a list of the Registrant's subsidiaries as of January 31, 2000:

                                                                                           Control by
                                                              Jurisdiction of      --------------------------
Name of Subsidiary                                             Organization        Registrant      Subsidiary
-------------------------------------------------------------------------------------------------------------
Carl Karcher Enterprises, Inc.                                  California               100%
Boston Pacific, Inc.                                            California               100%
CBI Restaurants, Inc.                                            Delaware                100%
Taco Bueno Restaurants, Inc.                                      Texas                             100  %
Taco Bueno Equipment Company                                      Texas                             100  %
Taco Bueno West, Inc.                                            Delaware                           100  %
Taco Bueno Texas, L.P.                                            Texas                             100  %
Hardee's Food Systems, Inc.                                   North Carolina             100%
Flagstar Enterprises, Inc.                                       Alabama                 100%
Spardee's Realty, Inc.                                           Alabama                            100  %
Fast Food Restaurants, Inc.                                    Pennsylvania                         100  %
HFS Ventures, Inc.                                            North Carolina                        100  %
HED, Inc.                                                     North Carolina                        100  %
HFS Georgia, Inc.                                                Georgia                            100  %
Central Iowa Food Systems, Inc.                                    Iowa                             100  %
Hardee's at Onslow Mall, Inc.                                 North Carolina                        100  %
Burger Chef Systems, Inc.                                     North Carolina                        100  %
1233 Corporation                                                   Ohio                             100  %
Hardee's LTD, Fribourg                                         Switzerland                           98  %
Hardee's REIT I                                                  Delaware                           100  %
Hardee's REIT II                                                 Delaware                           100  %
CKE REIT I, Inc.                                                 Delaware                100%
CKE REIT II, Inc.                                                Delaware                100%
Carl's Jr. Region VIII, Inc.                                     Delaware                           100  %